Exhibit 99.1

Brinks Home Security Reports Third Quarter 2020 Results

Dallas-Fort Worth, TX - November 12, 2020 – Monitronics International, Inc. and its subsidiaries (doing business as Brinks Home SecurityTM), (“Brinks Home Security” or the “Company”) (OTC: SCTY) today announced results for the three months ended September 30, 2020.

Third Quarter Key Highlights1:
•Net revenue of $130.9 million, up 8.3% year-over-year
•Net loss of $19.2 million, as compared to net income of $673.6 million in the prior year period, which included a one-time $702.8 million gain from restructuring
•Adjusted EBITDA of $68.5 million, up 9.6% year-over-year
•Successful integration of over 110,000 Protect America bulk buy accounts acquired in mid-June 2020
•William Niles named permanent CEO on September 30, 2020

William Niles, Chief Executive Officer of Brinks Home Security, commented, “In the third quarter, we accelerated the execution of our go-forward strategic plan, with the objective of generating profitable accounts, at scale, and retaining for life. Our strategic vision is based on delivering a superior customer experience built around the Brinks Home brand and featuring a suite of premium smart home security products in both the ‘Do It For Me’ and ‘DIY’ categories. We intend to enhance the customer experience at every touchpoint of the customer journey and improve unit economics by building a strong foundation in data analytics that, we believe, will reduce our subscriber acquisition cost, lower cost to serve and improve retention.”

“To enable this transformation, we have made several key hires across our organization to ensure we have the right leadership to drive a culture of customer centricity and execution. We also continue to take smart actions to manage our cost structure and strengthen our balance sheet. We believe we have a compelling strategic plan that will accelerate profitable growth, generate cash, and improve margins and long-term shareholder value.”

Customer & Attrition Data

The Company has two principal sales channels including its direct-to-consumer sales channel (the "Direct to Consumer Channel" or “DTC”), which offers both Do-It-Yourself and professional installation security solutions and through its exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. In addition, from time to time, the Company acquires accounts through negotiated bulk account acquisitions.

Accounts Added

The Company added 17,111 customers in the third quarter of 2020, as compared to 21,228 accounts for the same period in the prior year. Both the Company’s Dealer and the DTC Channels experienced year-over-year declines in customers added. The decline in the Dealer Channel was primarily due to the Company's election to cease purchasing accounts from two dealers in the fourth quarter of 2019 and restrictions on door-to-door selling and other impacts related to the outbreak of COVID-19. The decline in the DTC Channel production was primarily due to the Company's election to leverage more profitable organic leads. There were no bulk account acquisitions during the third quarter of 2020 or 2019.
1 Year-over-year comparisons based on the pro forma net revenue, net loss and adjusted EBITDA for September 30, 2019. Such pro forma adjustments to give effect to the combined successor and predecessor periods. Please see the appendix to this press release for more information.

Attrition

	Twelve Months Ended September 30,
	2020	2019
Beginning balance of accounts not subject to Earnout Payments	865,848	942,157
Accounts acquired	75,627	84,899
Accounts cancelled	(128,736)	(156,047)
Cancelled accounts guaranteed by dealer and other adjustments (a)	(5,276)	(5,161)
Ending balance of accounts not subject to Earnout Payments	807,463	865,848
Accounts subject to Earnout Payments	107,929	—
Ending balance of accounts	915,392	865,848
Attrition rate - Core Unit (c)	15.4%	17.3%
Attrition rate - Core RMR (b) (c)	17.7%	17.6%

(a)    Includes cancelled accounts that are contractually guaranteed to be refunded from holdback.
(b)    The RMR of cancelled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of cancelled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.
(c)    Core Unit and RMR attrition rates exclude the impact of the Protect America bulk buy, where the Company is funding the purchase price through an earnout payment structure (the “Earnout Payments”).

Core Unit attrition, which excludes accounts subject to earnout payments, was down for the twelve months ended September 30, 2020 as compared to the prior twelve-month period. The decrease in the Core Unit attrition rate includes the impact of fewer customers, as a percentage of the entire base, reaching the end of their initial contract term, continued efforts around “at-risk” extensions and customer retention and the benefit of improved credit quality in the DTC Channel.

Core RMR attrition increased year-over-year due to a combination of lower RMR for accounts generated in the Company’s DTC Channel, as a minimal equipment subsidy is offered, lower production in the Dealer Channel, which typically enjoys higher RMR, and rate reductions relating to the Company’s at-risk retention program. Further, in light of COVID-19, starting in March 2020, the Company made the decision to defer taking ordinary course rate adjustments to its base, which has continued through September 30, 2020. The Company will evaluate its rate strategy going forward as circumstances warrant.

Presentation of Predecessor and Successor Financial Results

Apart from interest and amortization expense, Brinks Home Security’s operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization of the Company in August 2019 and its application of fresh start accounting. The Company believes that certain of our consolidated operating results for the three months ended September 30, 2020 is comparable to certain operating results from the comparable prior year period. Accordingly, the Company believes that discussing the combined non-GAAP results of operations and cash flows of the Predecessor Company and the Successor Company for the three-month period ended September 30, 2019 is useful when analyzing certain performance measures.

Three Months Ended September 30, 2020 Financial Summary2

	Successor Company		Successor Company	Predecessor Company
	Three Months Ended September 30,	Non-GAAP Combined Three Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from July 1, 2019 through August 31,
	2020	2019	2019	2019
Net revenue	$130,852	$120,878	$36,289	$84,589
Cost of services	31,383	28,962	8,976	19,986
Selling, general and administrative, including stock-based and long-term incentive compensation	31,572	32,370	11,390	20,980
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	57,240	49,810	17,302	32,508
Interest expense	20,033	34,586	7,474	27,112
Income tax expense	717	642	204	438
Net (loss) income	(19,164)	673,578	(10,807)	684,385
Adjusted EBITDA	68,512	62,502	17,144	45,358

The Company reported net revenues of $130.9 million, an increase of 8.3% as compared to the prior year period. This improvement in net revenues includes an increase in alarm monitoring revenue of $7.0 million resulting from a higher number of average subscribers relating to the Protect America bulk acquisition and a previously disclosed $5.3 million fresh start adjustment to reduce revenue in the prior year period in connection with the Company's emergence from bankruptcy. Also included in the year-over-year increase in net revenues is a $3.3 million increase in product, installation and service revenue largely attributable to the Company’s continued efforts around at-risk extensions.

RMR acquired during the quarter was $841,000, as compared to $1.0 million in the prior year period.

Cost of Services was $31.4 million, an increase of 8.4% year-over-year. The increase is attributable to the cost to serve the incremental Protect America customers. The increase was partially offset by a decline in subscriber acquisition costs in the Company’s DTC Channel.

Selling, General and Administrative costs were $31.6 million, a decline of 2.5% year-over-year. The decrease is primarily due to reduced subscriber acquisition costs and consulting fees on integration and implementation of company initiatives. These declines were partially offset by higher salary expense and professional fees related to the post emergence operating structure of the Company.

Net loss totaled $19.2 million as compared to a net income of $673.6 million in the prior year period. The year-over-year change is primarily attributable to prior year gains on restructuring and reorganization and current year increases in 2G and 3G radio conversion costs and amortization expense. These decreases were partially offset by higher revenues and lower interest expense.

Adjusted EBITDA was $68.5 million, an increase of 9.6% year-over-year.

Liquidity

As of September 30, 2020, excluding a minimum liquidity requirement of $25 million under the terms of the Company’s credit agreements, the Company had total short-term liquidity of $133.7 million to fund working capital
2 All variances are year-over-year unless otherwise noted.

and continuing operations. This includes $12.8 million of cash and cash equivalents and $120.9 million of remaining borrowing capacity under the $145.0 million Revolving Credit Facility.

The Company’s existing long-term debt at September 30, 2020 includes an aggregate principal balance of $987.8 million under its Takeback Loan Facility, Term Loan Facility and the Revolving Credit Facility.

Quarterly Report on Form 10-Q

Brinks Home Security’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on November 13, 2020.

Conference Call

Brinks Home Security will host a conference call on Thursday, November 12, 2020 at 5:00 pm ET. Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: http://www.directeventreg.com/registration/event/7166334. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.brinkshome.com/.

A replay of the call can also be accessed via phone through November 19, 2020 by dialing (800) 585-8367 from the U.S., or (416) 621-4642 from outside the U.S. The conference I.D. number is 7166334.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in North America. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures over 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The Company has one of the nation’s largest networks of independent authorized dealers and agents – providing products and support to customers in the U.S., Canada, and Puerto Rico – as well as direct-to-consumer sales of DIY and professionally installed products.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential and expansion, the success of new products and services, the launch of Brinks Home Security's consumer financing solution; the anticipated benefits of the Brinks Home Security’s rebranding; customer retention; account creation and related cost; anticipated account generation; future financial performance; debt refinancing; recovery of insurance proceeds and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to us, our ability to capitalize on acquisition opportunities, general market and economic conditions, including global economic concerns due to the COVID-19 outbreak, and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Monitronics International, Inc., including the most recent Forms 10-K and 10-Q for additional information about us and about the risks and uncertainties related to our business which may affect the statements made in this press release.

1) Adjusted EBITDA and the Non-GAAP Combined Three Months Ended September 30, 2019 financials are non-GAAP financial measures. See the Appendix of this press release for related disclosures and calculations.

Contact:
    Erica Bartsch
    Sloane & Company
    212-446-1875
    ebartsch@sloanepr.com

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Amounts in thousands, except share amounts

	Successor Company
	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$12,759	$14,763
Restricted cash	133	238
Trade receivables, net of allowance for doubtful accounts of $2,759 in 2020 and $3,828 in 2019	10,854	12,083
Inventories, net	6,878	5,242
Prepaid and other current assets	20,387	19,953
Total current assets	51,011	52,279
Property and equipment, net of accumulated depreciation of $13,796 in 2020 and $3,777 in 2019	41,516	42,096
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization of $208,387 in 2020 and $61,771 in 2019	1,089,198	1,064,311
Dealer network and other intangible assets, net of accumulated amortization of $25,748 in 2020 and $7,922 in 2019	118,952	136,778
Goodwill	—	81,943
Deferred income tax asset, net	684	684
Operating lease right-of-use asset	18,345	19,277
Other assets	18,651	21,944
Total assets	$1,338,357	$1,419,312
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$13,369	$16,869
Other accrued liabilities	45,806	24,954
Deferred revenue	11,065	12,008
Holdback liability	8,583	8,191
Current portion of long-term debt	8,225	8,225
Total current liabilities	87,048	70,247
Non-current liabilities:
Long-term debt	979,550	978,219
Long-term holdback liability	1,761	2,183
Operating lease liabilities	15,648	16,195
Other liabilities	66,989	6,390
Total liabilities	1,150,996	1,073,234
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Common stock, $0.01 par value. Authorized 45,000,000 shares; issued and outstanding 22,500,000 shares at both September 30, 2020 and December 31, 2019	225	225
Additional paid-in capital	379,175	379,175
Accumulated deficit	(189,779)	(33,331)
Accumulated other comprehensive (loss) income, net	(2,260)	9
Total stockholders' equity	187,361	346,078
Total liabilities and stockholders' equity	$1,338,357	$1,419,312

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except shares and per share amounts

	Successor Company		Predecessor Company
	Three Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from July 1, 2019 through August 31,
	2020	2019	2019
Net revenue	$130,852	$36,289	$84,589
Operating expenses:
Cost of services	31,383	8,976	19,986
Selling, general and administrative, including stock-based and long-term incentive compensation	31,572	11,390	20,980
Radio conversion costs	5,612	825	931
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	57,240	17,302	32,508
Depreciation	3,459	925	1,073
	129,266	39,418	75,478
Operating income (loss)	1,586	(3,129)	9,111
Other (income) expense:
Gain on restructuring and reorganization, net	—	—	(702,824)
Interest expense	20,033	7,474	27,112
	20,033	7,474	(675,712)
(Loss) income before income taxes	(18,447)	(10,603)	684,823
Income tax expense	717	204	438
Net (loss) income	(19,164)	(10,807)	684,385
Other comprehensive loss:
Unrealized loss on derivative contracts, net	(475)	—	—
Total other comprehensive loss, net of tax	(475)	—	—
Comprehensive (loss) income	$(19,639)	$(10,807)	$684,385

Basic and diluted income per share:
Net loss	$(0.85)	$(0.48)	$—

Weighted average Common shares - basic and diluted	22,500,000	22,500,000	—
Total issued and outstanding Common shares at period end	22,500,000	22,500,000	—

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except shares and per share amounts

	Successor Company		Predecessor Company
	Nine Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from January 1, 2019 through August 31,
	2020	2019	2019
Net revenue	$374,235	$36,289	$342,286
Operating expenses:
Cost of services	87,017	8,976	75,286
Selling, general and administrative, including stock-based and long-term incentive compensation	108,566	11,390	80,365
Radio conversion costs	14,103	825	931
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	164,889	17,302	130,791
Depreciation	10,019	925	7,348
Goodwill impairment	81,943	—	—
	466,537	39,418	294,721
Operating (loss) income	(92,302)	(3,129)	47,565
Other (income) expense:
Gain on restructuring and reorganization, net	—	—	(669,722)
Interest expense	60,582	7,474	105,081
Realized and unrealized loss, net on derivative financial instruments	—	—	6,804
Refinancing expense	—	—	5,214
	60,582	7,474	(552,623)
(Loss) income before income taxes	(152,884)	(10,603)	600,188
Income tax expense	1,937	204	1,775
Net (loss) income	(154,821)	(10,807)	598,413
Other comprehensive loss:
Unrealized loss on derivative contracts, net	(2,269)	—	(940)
Total other comprehensive loss, net of tax	(2,269)	—	(940)
Comprehensive (loss) income	$(157,090)	$(10,807)	$597,473

Basic and diluted income per share:
Net loss	$(6.88)	$(0.48)	$—

Weighted average Common shares - basic and diluted	22,500,000	22,500,000	—
Total issued and outstanding Common shares at period end	22,500,000	22,500,000	—

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that we believe is useful to investors in analyzing our operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Net (loss) income to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Successor Company		Successor Company	Predecessor Company
	Three Months Ended September 30,	Non-GAAP Combined Three Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from July 1, 2019 through August 31,
	2020	2019	2019	2019
Net (loss) income	$(19,164)	$673,578	$(10,807)	$684,385
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	57,240	49,810	17,302	32,508
Depreciation	3,459	1,998	925	1,073
Radio conversion costs	5,612	1,756	825	931
Stock-based compensation	—	266	—	266
Long-term incentive compensation	2	107	67	40
Severance expense (a)	47	—	—	—
Integration / implementation of company initiatives	566	2,583	1,154	1,429
Gain on restructuring and reorganization, net	—	(702,824)	—	(702,824)
Interest expense	20,033	34,586	7,474	27,112
Income tax expense	717	642	204	438
Adjusted EBITDA	$68,512	$62,502	$17,144	$45,358

Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs (b)	$3,102	$8,041	$2,499	$5,542
Revenue associated with subscriber acquisition costs	(1,527)	(1,925)	(534)	(1,391)
Expensed Subscriber acquisition costs, net	$1,575	$6,116	$1,965	$4,151

(a)    Severance expense related to transitioning executive leadership in 2020.
(b)     Gross subscriber acquisition costs for the three months ended September 30, 2019 has been restated from $9,710,000 to $8,041,000 due to allocation adjustments made to align with current period presentation of expensed subscriber acquisition costs.

The following table provides a reconciliation of Net (loss) income to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Successor Company		Successor Company	Predecessor Company
	Nine Months Ended September 30,	Non-GAAP Combined Nine Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from January 1, 2019 through August 31,
	2020	2019	2019	2019
Net (loss) income	$(154,821)	$587,606	$(10,807)	$598,413
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	164,889	148,093	17,302	130,791
Depreciation	10,019	8,273	925	7,348
Radio conversion costs	14,103	1,756	825	931
Stock-based compensation	—	42	—	42
Long-term incentive compensation	403	657	67	590
LiveWatch acquisition contingent bonus charges	—	63	—	63
Legal settlement reserve (related insurance recovery)	(700)	(4,800)	—	(4,800)
Severance expense (a)	4,289	—	—	—
Integration / implementation of company initiatives	8,710	5,997	1,154	4,843
Goodwill impairment	81,943	—	—	—
Gain on restructuring and reorganization, net	—	(669,722)	—	(669,722)
Interest expense	60,582	112,555	7,474	105,081
Realized and unrealized loss, net on derivative financial instruments	—	6,804	—	6,804
Refinancing expense	—	5,214	—	5,214
Income tax expense	1,937	1,979	204	1,775
Adjusted EBITDA	$191,354	$204,517	$17,144	$187,373

Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs (b)	$14,693	$22,818	$2,499	$20,319
Revenue associated with subscriber acquisition costs	(4,831)	(6,021)	(534)	(5,487)
Expensed Subscriber acquisition costs, net	$9,862	$16,797	$1,965	$14,832

(a)    Severance expense related to transitioning executive leadership in 2020.
(b)     Gross subscriber acquisition costs for the nine months ended September 30, 2019 has been restated from $27,902,000 to $22,818,000 due to allocation adjustments made to align with current period presentation of expensed subscriber acquisition costs.